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                                                                   EXHIBIT 10.10

               FIRST AMENDMENT TO THE ATP OIL & GAS CORPORATION
                            1998 STOCK OPTION PLAN

                             W I T N E S S E T H:

   WHEREAS, ATP Oil & Gas Corporation (the "Company") presently maintains the APT Oil & Gas Corporation 1998 Stock Option Plan which became effective on __________________ (the "Plan"); and

   WHEREAS, the Company, pursuant to Section 7 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

   NOW, THEREFORE, in order to make a certain revision desired by the Company, the Plan is hereby amended in the following manner:

   1. Effective as of the date hereof, Section 6(a) is hereby amended in its entirety to read as follows:

   (a) Option Period. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period ("Option Period") for which the option thereunder is granted which in no event shall exceed the earlier to occur of (i) the fifth (5th) anniversary date of the effective date of this Plan as determined under Section 14, if no IPO (as defined in Section 6(c) herein) has occurred prior to such date, or (ii) five (5) years after the date of an IPO (the "Maximum Option Period"). However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

   2. Effective as of the date hereof, the first paragraph of Section 6(b) is hereby amended in its entirety to read as follows:

   (b) Option Price. The purchase price at which a share of Common Stock may be purchased upon the exercise of a Nonqualified Option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted. The purchase price at which a share of Common Stock may be purchased upon the exercise of an ISO granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted.
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   3.  Effective as of the date hereof, the last paragraph of  Section 6(c) is hereby amended in its entirety to read as follows:

   Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may either (i) provide for a vesting schedule which is different (longer) than the foregoing vesting schedule, but such different vesting schedule can only be a term of the original option agreement, and cannot be a term of any amendment thereto, unless otherwise agreed to by an Optionee or (ii) waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or dates on which any of the options granted hereunder are exercisable. However, no portion of any option may be exercisable by an Optionee prior to the approval of the Plan by the stockholders of the Company.

   4. Effective as of the date hereof, Section 14 is hereby amended in its entirety to read as follows:

   SECTION 4. Effectiveness and Expiration of Plan. The Plan shall be effective on the date of its approval and adoption by the Board. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire on the earlier to occur of (i) the fifth (5th) anniversary date of the effective date of this Plan, if no IPO has occurred prior to such date, or (ii) five (5) years after the date of an IPO.

   IN WITNESS WHEREOF, the Company has executed this First Amendment to the ATP Oil & Gas Corporation 1998 Stock Option Plan on this _____ day of
_________________________________, 2000.

                                    ATP OIL & GAS CORPORATION


                                    By:______________________________

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